Exhibit 99.3

Exhibit D

Form of Certificate of Series A Convertible Callable Preferred Stock of E-Waste Systems, Inc.

(OTCBB:EWSI) (the ‘Company’)

1.	Designation and Amount.
The Company is authorized to issue 10,000,000 shares of Preferred Stock and of that 10,000,000 there shall be a series of Preferred Stock designated as “Series A Convertible Callable Preferred Stock", and the number of shares constituting such series shall be 200,000. Such series is referred to herein as the "Series A Convertible Callable Preferred Stock", and the face amount per share shall be equal to One Thousand Dollars ($1,000) (the “Face Amount”).

2.	Stated Capital.
The amount to be represented in stated capital at all times for each share of Series A Convertible Callable Preferred Stock shall be $0.001.

3.	Rank.
All shares of Series A Convertible Callable Preferred Stock rank prior to all of the Company’s Preferred Stock and the Preferred Stock ranks prior to the Company's Common Stock, par value $0.001 per share (the "Common Stock"),

4.	Dividends (Coupon).
The holders of Series A Convertible Callable Preferred Stock shall be entitled to receive cumulative dividends in the amount of 12% (twelve percent) per annum.  The Company may pay such dividends annually if it so elects, but if unpaid, the dividends will accumulate until either paid when the Series A Convertible Callable Preferred Stock is Called or Converted.

5.	Call (Redemption).
The Company may redeem for cash (the ‘Call’) any and/or all of the Series A Convertible Callable Preferred Stock which shall include all unpaid cumulative dividends plus a redemption premium as follows:  10% if redeemed anytime within the first twelve months from issuance to the investor; 5% if redeemed anytime within the second twelve months from issuance to the investor, and none thereafter.  If the Company chooses not to Call all of the outstanding Series A Convertible Callable Preferred Stock, it shall do so in date sequence based on the issue date of each such share in the series.

6.	Automatic Conversion.
All shares of Series A Convertible Callable Preferred Stock shall mature on the third anniversary of its issuance.  If not Called prior to the anniversary date, all shares of the Series A Convertible Callable Preferred Stock shall be converted per the conversion clause below.  In addition, the following events will trigger an automatic conversion:  change of control (any event in which at least 51% of the voting stock of the Company is acquired), or change of management of the Company, whether voluntarily or otherwise.

7.	Pre-emption of the Call.
Upon receipt of a notice by the Company to Call, each holder of Series A Convertible Callable Preferred Stock shall have the right to convert his shares to common stock of the Company, so long as he elects to do so within the prescribed Conversion process.

8.	Adjustment for Reclassification, Exchange and Substitution.
If at any time or from time to time after the date that the first share of Series A Convertible Callable Preferred Stock is issued (the “Original Issue Date”), the Common Stock issuable upon the conversion of the Series A Convertible Callable Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a reorganization, merger or consolidation provided for in Section 9), in any such event each holder of Series A Convertible Callable Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Callable Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of Series A Convertible Callable Preferred Stock after the capital reorganization to the end that the provisions of this Section 8 (including adjustment of the number of shares issuable upon conversion of the Series A Convertible Callable Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.  As a condition to any such recapitalization, reclassification or other transaction contemplated above, the Company shall reserve a sufficient number of the shares or securities, or a sufficient amount of the property, received or to be received to allow for the conversion of all outstanding shares of Series A Convertible Callable Preferred Stock in accordance with this Section 8.

9.	Adjustment for Reorganizations, Mergers or Consolidations.
If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than a reclassification, exchange or substitution of shares provided for in Section 8), as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Convertible Callable Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Callable Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the holders of Series A Convertible Callable Preferred Stock after the capital reorganization, merger or consolidation to the end that the provisions of this Section 9 (including adjustment of the number of shares issuable upon conversion of the Series A Convertible Callable Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. As a condition to any such reorganization, merger, consolidation or other transaction contemplated above, the Company shall reserve a sufficient number of the shares or securities, or a sufficient amount of the property, received or to be received to allow for the conversion of all outstanding shares of Series A Convertible Callable Preferred Stock in accordance with this Section 9.

10.	Conversion.
The shares of Series A Convertible Callable Preferred Stock are exchangeable at the option only of the Holder in whole or in part, on any date beginning one year from the date the Series A Convertible Callable Preferred Stock is first issued, up to and until maturity by giving the Company written notice as required below.  Holders of the outstanding shares of Series A Convertible Callable Preferred Stock will be entitled to receive $1,100 in principal amount of the Common Stock in exchange for each share of Series A Convertible Callable Preferred Stock held by them at the time of conversion.  The Holder of the Series A Convertible Callable Preferred Stock will mail, to the Company, written notice of his intention to convert the Series A Convertible Callable Preferred

Stock for Common Stock. Such notice shall state (i) the Conversion Date (which must be within 14 days of receipt of the notice); and (ii) the place or places where certificates for such Common Stock are to be mailed. Upon surrender of the certificates for the Series A Convertible Callable Preferred Stock with such notice (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), the Company will cause the Common Stock to be issued at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

11.	Conversion Price.
The conversion price shall be the volume weighted average closing price ("VWAP," as defined below) for the Company's Common Stock during the ten (10) trading days immediately preceding the Conversion Date.  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

12.	Liquidation Preference.
In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Convertible Callable Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are stated capital or surplus of any nature, an amount equal to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Convertible Callable Preferred Stock (the "Junior Liquidation Stock") provided, however that such rights shall accrue to the holders of Series A Convertible Callable Preferred Stock only in the event that the Company's payments with respect to the liquidation preferences of the holders of capital stock of the Company ranking senior as to liquidation rights to the Series A Convertible Callable Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Company available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Series A Convertible Callable Preferred Stock and any other class or series of the Company's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Convertible Callable Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation nor merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

13.	Voting Rights.
No voting rights attach to the Series A Convertible Callable Preferred Stock.

14.	Status of Acquired Shares.
Shares of Series A Convertible Callable Preferred Stock called (redeemed) by the Company, will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Callable Preferred Stock.

15.	Protection Provisions.
So long as any Series A Convertible Callable Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the Holders: (a) alter or change the rights, preferences or privileges of the Series A Convertible Callable Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Convertible Callable Preferred Stock; (c) create any Senior Securities; (d) create any pari passu Securities; (e) increase the authorized number of shares of Series A Convertible Callable Preferred Stock; (f) redeem or declare or pay any cash dividend or distribution on any Junior Securities, or (g) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series A Convertible Callable Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

16.	Preemptive Rights.
The Series A Convertible Callable Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company other than as described in this Certificate.

17.	Severability of Provisions.
Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

18.	Waivers.

The provisions of this Certificate of Designation may be waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the holders of not less than a majority of the outstanding shares of the Series A Convertible Callable Preferred Stock consent to such waiver.  Any such waiver shall be enforceable against all holders of the Series A Convertible Callable Preferred Stock and shall not constitute an amendment to this Certificate of Designation.